SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

CCH II, LLC
CCH II Capital Corp.
(Exact name of registrants as specified in their charter)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-111423	03-0511293
333-111423-01	13-4257703
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 11, 2006, CCH II, LLC ("CCH II"), CCH II Capital Corp. and our indirect parent company and manager, Charter Communications, Inc. ("Charter"), filed a registration statement on Form S-4 with the Securities and Exchange Commission relating to a proposed exchange offer whereby holders of Charter’s outstanding 5.875 % senior convertible notes due 2009 (the ‘‘Charter convertible notes’’) will be offered the right to exchange up to $450 million of such notes for up to $188 million in cash, up to 45 million shares of Charter's Class A Common Stock, par value $0.001, and up to $146 million aggregate principal amount of CCH II’s Senior Notes due 2010, in each case subject to certain rights to amend or otherwise modify these offers as set forth in the related exchange offer prospectus and any supplements thereto (the ‘‘Charter exchange offer’’). The Charter exchange offer is being made by CCHC, LLC and CCH II. The Charter exchange offer will expire at 11:59 p.m., ET, on September 8, 2006, unless extended or earlier terminated. The press release announcing the transaction is filed as Exhibit 99.1 attached hereto.

In relation to the Charter exchange offer, certain risk factors for Charter and its subsidiaries were updated. See the Form S-4 filed by Charter and CCH II, registration no. 333-136508.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 1.01:

Exhibit Number	Description

99.1	Press Release dated as of August 11, 2006. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on August 16, 2006 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCH II, LLC and CCH II Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCH II, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: August 16, 2006

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President and Chief Accounting Officer

  CCH II CAPITAL CORP.
  Registrant

Dated: August 16, 2006

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated as of August 11, 2006. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on August 16, 2006 (File No. 000-27927)).